Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements (No. 333-53295, 333-85025 and 333-87932) on Form S-8 of BCSB Bankcorp, Inc. of our report dated November 30, 2006 relating to the consolidated financial statements as of September 30, 2006 of BCSB Bankcorp, Inc., which appears in the 2006 Annual Report, which is incorporated in this Annual Report on Form 10-K.

Baltimore, Maryland

December 19, 2006

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